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                                AMENDMENT NO. 10
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS B SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY

     AMENDMENT NO. 10 to Second Amended and Restated Distribution Agreement ("Amendment No. 10"), dated as of November 1, 2006, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class B Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005, December 19, 2005, and May 1, 2006 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 10, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New Portfolios. The Trust hereby authorizes MID to participate in the distribution of Class B shares of the following new portfolios ("New Portfolios") on the terms and conditions contained in the Agreement:

               Strategic Growth and Income Portfolio
               Strategic Growth Portfolio
               Strategic Conservative Growth Portfolio

     2. Effective Date. The effective date of this Amendment No. 10 shall be November 1, 2006 with respect to the New Portfolios.

     3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2007 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the New Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class B Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment
No. 10 as of the date first above set forth.

MET INVESTORS SERIES TRUST              METLIFE INVESTORS DISTRIBUTION COMPANY


By: /s/ Jeffrey A. Tupper               By: /s/ Richard C. Pearson
    ---------------------------------       ------------------------------------
    Treasurer                               Executive Vice President

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                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 10
                             DISTRIBUTION AGREEMENT
                                 CLASS B SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond Portfolio
J.P. Morgan Small Cap Stock Portfolio (now known as Met/Putnam Capital Opportunities Portfolio)
J.P. Morgan Enhanced Index Portfolio
J.P. Morgan Select Equity Portfolio
J.P. Morgan International Equity Portfolio
Lord Abbett Bond Debenture Portfolio
Lord Abbett Mid-Cap Value Portfolio
Lord Abbett Developing Growth Portfolio
Lord Abbett Growth and Income Portfolio
Lord Abbett Growth Opportunities Portfolio (now known as Van Kampen Mid-Cap Growth Portfolio)
PIMCO Total Return Portfolio
PIMCO Money Market Portfolio (now known as Money Market Portfolio)
PIMCO Innovation Portfolio (now known as RCM Global Technology Portfolio)
MFS Mid Cap Growth Portfolio (now known as T. Rowe Price Mid-Cap Growth
Portfolio)
MFS Research International Portfolio
Met/Putnam Research Portfolio
Janus Aggressive Growth Portfolio (now known as Legg Mason Aggressive Growth Portfolio)
Oppenheimer Capital Appreciation Portfolio
Met/AIM Small Cap Growth Portfolio
Met/AIM Mid Cap Equity Portfolio
State Street Research Concentrated International Portfolio (now known as Harris Oakmark International Portfolio)
Third Avenue Small Cap Value Portfolio

Portfolios Added by Amendment No. 1:

Lord Abbett America's Value Portfolio
PIMCO Inflation Protected Bond Portfolio

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index Portfolio
J.P. Morgan International Equity Portfolio
Lord Abbett Developing Growth Portfolio

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Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio
Met/American International Portfolio
Met/American Bond Portfolio

Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio

Portfolios Added By Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio

Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio

Portfolios Deleted by Amendment No. 5:

J. P. Morgan Quality Bond Portfolio
J. P. Morgan Select Equity Portfolio
Money Market Portfolio

Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio

Portfolios Added by Amendment No. 7:

Legg Mason Value Equity Portfolio

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Portfolios Deleted by Amendment No. 7:

Met/Putnam Research Portfolio

Portfolios Added by Amendment No. 8:

Lazard Mid-Cap Portfolio

Portfolios Deleted by Amendment No. 8:

Met/AIM Mid Cap Core Equity Portfolio

Portfolios Added by Amendment No. 9:

Met/AIM Capital Appreciation Portfolio
Batterymarch Growth and Income Portfolio
Batterymarch Mid-Cap Stock Portfolio
Federated High Yield Portfolio (now known as BlackRock High Yield Portfolio) Loomis Sayles Global Markets Portfolio
Mercury Large-Cap Core Portfolio (now known as BlackRock Large-Cap Core
Portfolio)
MFS Emerging Markets Equity Portfolio
MFS Value Portfolio
Pioneer Fund Portfolio
Pioneer Strategic Income Portfolio
Pioneer Mid-Cap Portfolio
Dreman Small-Cap Value Portfolio
Janus Capital Appreciation Portfolio
Legg Mason Partners Managed Assets Portfolio

Portfolios Added by Amendment No. 10

Strategic Growth and Income Portfolio
Strategic Growth Portfolio
Strategic Conservative Growth Portfolio

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